                                                                EXHIBIT 23(g)(4)


                        FOREIGN CUSTODY MANAGER AGREEMENT


         AGREEMENT, made as of April __, 2002, between MARKET STREET FUND (the "Trust") and THE FIFTH THIRD BANK ("Fifth Third").

                              W I T N E S S E T H :

         WHEREAS, the Trust desires to appoint Fifth Third as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, Fifth Third desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and Fifth Third hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings;

         1. Capitalized terms used in the Agreement and not otherwise defined in the Agreement shall have the meanings given such terms in the Rule.

         2. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Trust.

         3. "Eligible Foreign Custodian" shall have the meaning provided in the rule, except that it shall not include any Securities Depository the use of which is mandatory (i) by law or regulation, or (ii) because securities cannot be withdrawn from such Securities Depository, or (iii) because maintaining securities outside such Securities Depository is not consistent with prevailing custodial practices.

         4. "Monitoring System" shall mean a system established by Fifth Third to fulfill the Responsibilities specified in clauses (1)(d) and (1)(e) of
Article III of this Agreement.

         5. "Responsibilities" shall mean the responsibilities delegated to Fifth Third as a Foreign Custody Manager with respect to each Specified Country, as such responsibilities are more fully described in Article III of this Agreement.

         6. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended, as such Rule became effective on June 16, 1997.

         7. "Specified Country" shall mean each country listed on Schedule A attached hereto and each country, other than United States, constituting the primary market for a security with respect to which the Trust has given settlement instruction to The Fifth Third Bank as custodian (the "Custodian") under its Custody Agreement with the Trust.

                                   ARTICLE II

                     FIFTH THIRD AS FOREIGN CUSTODY MANAGER

         1. The Trust on behalf of its Board hereby delegates to Fifth Third with respect to each Specified Country the Responsibilities.

         2. Fifth Third accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust's assets would exercise.

         3. Fifth Third shall provide to the Board, no later than 15 days after the end of each calendar quarter, written reports notifying the Board of the placement of assets of the Trust with a particular Eligible Foreign Custodian within a Specified Country selected by Fifth Third and of any material change in the Arrangements with respect to assets of the Trust with any such Eligible Foreign Custodian.

                                   ARTICLE III

                                RESPONSIBILITIES

         1. Fifth Third shall with respect to each Specified Country and each Eligible Foreign Custodian selected by Fifth Third: (a) determine that assets of the Trust held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in Section (c)(1) of the Rule; (b) determine that the Trust's foreign custody arrangements with each Eligible Foreign Custodian selected by Fifth Third are governed by a written contract with the Custodian (or, in the case of an Eligible Foreign Custodian selected by Fifth Third which is a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Trust's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract described in the preceding clause (b) (or, in the case of an Eligible Foreign Custodian selected by Fifth Third which is a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or , alternatively, in lieu of any or all of such (c)(2)(i)(A) through
(F) provisions, such other provisions as Fifth Third determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Trust as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Trust with a particular Eligible Foreign Custodian selected by Fifth Third and the contract governing the arrangement; and (e) advise the Trust whenever an arrangement described in the preceding clause (d) no longer meets the requirements of the Rule that the Trust must withdraw its assets from such Eligible Foreign Custodian as soon as reasonably practicable. The Trust agrees that Fifth Third may employ, consult and obtain advice from suitable advisors, agents and third parties as Fifth Third deems appropriate in its sole discretion in connection with actions taken by Fifth Third hereunder to fulfill the Responsibilities.

         2. For purposes of clause (d) of the preceding Section 1 of this Article, appropriateness shall not include, nor be deemed to include, any risks associated with investment in a particular country. Maintaining assets of the Trust with an Eligible Foreign Custodian selected by Fifth Third will on any day be considered appropriate; if Fifth Third on such day would select such Eligible Foreign custodian in accordance with Articles II and III of this Agreement.

                                   ARTICLE IV

                                 REPRESENTATIONS

         1. The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board has considered the risks associated with investment in each Specified Country listed on Schedule A or has delegated such risk assessment to the Fund's investment adviser or to one or more subadvisers of the Fund's portfolios and the Board or its delegate will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

         2. Fifth Third hereby represents that: (a) Fifth Third is duly organized and existing under the laws of the State of Ohio, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by Fifth Third, constitutes a valid and legally binding obligation of Fifth Third enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Fifth Third prohibits Fifth Third's execution or performance of this Agreement; and (c) Fifth Third has established the Monitoring System.


                                    ARTICLE V

                             CONCERNING FIFTH THIRD

         1. Fifth Third shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Trust except to the extent the same arises out of the failure of Fifth Third to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall Fifth Third be liable to the Trust, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The Trust agrees to indemnify Fifth Third and holds it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by or asserted against Fifth Third by reason or as a result of any action or inaction, arising out of Fifth Third's performance hereunder, provided that the Trust shall not indemnify Fifth Third to the extent any such costs, expenses, damages, liabilities or claims arise out of Fifth Third's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. Fifth Third shall only have such duties as are expressly set forth herein. Without limiting the generality of the foregoing, in no event shall Fifth Third be liable for any risks associated with investments in a particular country, but shall only be liable for the risks associated in placing assets of the Trust with a particular Eligible Foreign custodian selected by Fifth Third.

                                   ARTICLE VI

                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Trust and Fifth Third, and no provision in the Custody Agreement between the Trust and the Custodian shall affect the duties and obligations of Fifth Third hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Fifth Third, shall be sufficiently given if received by it at its offices at Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45263, Attention: Mutual Trust Client Services, or at such other place as Fifth Third may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at Market Street Fund, 1000 Chesterbrook Boulevard, Berwyn, Pennsylvania 19312, Attention: President, or at such other place as the Trust may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the internal substantive laws of the State of Ohio, without regard to conflicts of laws principles thereof. The Trust and Fifth Third each hereby irrevocably waive any and all rights to a trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, Fifth Third is acting solely on behalf of the Trust and no contractual or service relationship shall be deemed to be established hereby between Fifth Third and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

         9. In consideration of the service provided by Fifth Third hereunder, the Trust shall pay to Fifth Third such compensation and out-of-pocket expenses as may be agreed upon from time to time.

         IN WITNESS WHEREOF, the Trust and Fifth Third have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                      MARKET STREET FUND



                                      By:_______________________________

                                      Title:____________________________


                                      THE FIFTH THIRD BANK


                                      By:_______________________________

                                      Title:____________________________

                                   SCHEDULE 1

                               SPECIFIED COUNTRIES


THE BANK OF NEW YORK
GLOBAL CUSTODY NETWORK

The Bank of New York's network of subcustodians extends to 101 markets worldwide, the largest number of markets offered by any custodian. Each bank must meet a set of stringent performance standards prior to selection, which are reexamined during semi-annual reviews and regular on-site visits, ensuring that our clients are uniformly provided with the best subcustodian in each market.

COUNTRY/                                                         COUNTRY/
MARKET                  SUBCUSTODIAN(S)                          MARKET                SUBCUSTODIAN(S)
ARGENTINA               Banco Rio de la Plata                    INDIA                 HSBC / Deutsche Bank AG
AUSTRALIA               National Australia Bank Ltd.             INDONESIA             HSBC
AUSTRIA                 Bank Austria AG                          IRELAND               Allied Irish Banks, plc
BAHRAIN                 HSBC Bank Middle East                    ISRAEL                Bank Leumi LE - Israel B.M.
BANGLADESH              Standard Chartered Bank                  ITALY                 IntesaBCI S.p.A  /
                                                                                       BNP Paribas Securities Services
BELGIUM                 Banque Bruxelles Lambert                 IVORY COAST           Societe Generale - Abidjan
BENIN                   Societe Generale de Banques en Cote      JAMAICA               CIBC Trust & Merchant Bank Jamaica
                        d'Ivoire                                                       Ltd.
BERMUDA                 Bank of Bermuda Limited                  JAPAN                 The Bank of Tokyo-Mitsubishi Limited/
                                                                                       The Fuji Bank, Limited
BOLIVIA                 Citibank, N.A.                           JORDAN                HSBC Bank Middle East
BOTSWANA                Barclays Bank of Botswana Ltd.           KAZAKHSTAN            ABN/AMRO
BRAZIL                  BankBoston, N.A.                         KENYA                 Barclays Bank of Kenya Ltd.
BULGARIA                ING Bank                                 LATVIA                Hansabanka Limited
BURKINA FASO            Societe Generale de Banques en Cote      LEBANON               HSBC Bank Middle East
                        d'Ivoire
CANADA                  Royal Bank of Canada                     LITHUANIA             Vilniaus Bankas
CHILE                   BankBoston, N.A.                         LUXEMBOURG            Banque et Caisse d'Epargne de l'Etat
CHINA                   Standard Chartered Bank                  MALAYSIA              HongKong Bank Malaysia Berhad
COLOMBIA                Cititrust Colombia S.A.                  MALI                  Societe Generale de Banques en Cote
                                                                                       d'Ivoire
COSTA RICA              Banco BCT                                MALTA                 HSBC Bank Malta p.l.c.
CROATIA                 Privredna Banka Zagreb d.d.              MAURITIUS             HSBC
CYPRUS                  Bank of Cyprus                           MEXICO                Banco Nacional de Mexico
CZECH REPUBLIC          Ceskoslovenska Obchodni Banka A.S.       MOROCCO               Banque Commerciale du Maroc
DENMARK                 Danske Bank                              NAMIBIA               Stanbic Bank Namibia Limited
ECUADOR                 Citibank, N.A.                           NASDAQ EUROPE         Banque Bruxelles Lambert
EGYPT                   Citibank, N.A.                           NETHERLANDS           Fortis Bank (Nederland) N.V.
ESTONIA                 Hansabank Limited                        NEW ZEALAND           National Australia Bank Ltd.
                                                                                       (National Nominees Ltd.)
EUROMARKET              Clearstream                              NIGER                 Societe Generale de Banques en Cote
                                                                                       d'Ivoire
EUROMARKET              Euroclear                                NIGERIA               Stanbic Bank Nigeria Limited
FINLAND                 Nordea Bank Finland plc                  NORWAY                Den norske Bank ASA
FRANCE                  BNP Paribas Securities Services /        OMAN                  HSBC Bank Middle East
                        Credit Agricole Indosuez
GERMANY                 Dresdner Bank AG                         PAKISTAN              Standard Chartered Bank
GHANA                   Barclays Bank of Ghana Ltd.              PALESTINIAN           HSBC Bank Middle East
                                                                 AUTONOMOUS AREA
GREECE                  BNP Paribas Securities Services          PANAMA                BankBoston, N.A.
GUINEA BISSAU           Societe Generale de Banques en Cote      PERU                  Citibank, N.A.
                        d'Ivoire
HONG KONG               HSBC                                     PHILIPPINES           HSBC
HUNGARY                 HVB Bank Hungary Rt.                     POLAND                Bank Handlowy W Warszawie S.A.
ICELAND                 Landsbanki Islands                       PORTUGAL              Banco Comercial Portugues

COUNTRY/                                                         COUNTRY/
MARKET                  SUBCUSTODIAN(S)                          MARKET                SUBCUSTODIAN(S)
QATAR                   HSBC Bank Middle East                    THAILAND              Standard Chartered Bank/
                                                                                       Bangkok Bank Public Company Ltd.
ROMANIA                 ING Bank                                 TOGO                  Societe Generale de Banques en Cote
                                                                                       d'Ivoire
RUSSIA                  Vneshtorgbank (Min Fin Bonds only)/      TRINIDAD & TOBAGO     Republic Bank Limited
                        Credit Suisse First Boston AO
SENEGAL                 Societe Generale de Banques en Cote      TUNISIA               Banque Internationale Arabe de Tunisie
                        d'Ivoire
SINGAPORE               United Overseas Bank Ltd/                TURKEY                Osmanli Bankasi A.S. (Ottoman Bank)
                        The Development Bank of Singapore Ltd.
SLOVAK REPUBLIC         Ceskoslovenska Obchodni Banka, a.s.      U.A.E.                HSBC Bank Middle East, Dubai
SLOVENIA                Bank Austria Creditanstalt d.d.          UKRAINE               ING Bank
                        Ljubljana
SOUTH AFRICA            The Standard Bank of South Africa        UNITED KINGDOM        The Bank of New York /
                        Limited                                                        The Depository & Clearing Centre (DCC)
SOUTH KOREA             Standard Chartered Bank                  UNITED STATES         The Bank of New York
SPAIN                   Banco Bilbao Vizcaya Argentaria S.A.     URUGUAY               BankBoston, N.A.
                        (BBVA) /
                        Banco Santander Central Hispano (BSCH)
SRI LANKA               Standard Chartered Bank                  VENEZUELA             Citibank, N.A.
SWAZILAND               Standard Bank Swaziland Ltd.             VIETNAM               HSBC
SWEDEN                  Skandinaviska Enskilda Banken            ZAMBIA                Barclays Bank of Zambia Ltd.
SWITZERLAND             Credit Suisse First Boston               ZIMBABWE              Barclays Bank of Zimbabwe Ltd.
TAIWAN                  HSBC